Exhibit 99.1

PRESS RELEASE

Valvoline Inc. Reports Third-Quarter Results

•Sales from continuing operations of $376.2 million grew 19%, while system-wide same-store sales (SSS) increased 12.5%
•Reported income from continuing operations of $64.5 million grew 62% and earnings per diluted share (EPS) of $0.40 increased 82%
•Continuing operations adjusted EPS of $0.43 increased 105% and adjusted EBITDA of $110.4 million increased 28%
•Net store additions total 23 (22 company-operated and 1 franchised) bringing total system-wide stores to 1,804
•Completed a modified “Dutch auction” tender offer to repurchase 27.0 million shares at $38.00 per share for an aggregate purchase price of $1.02 billion, excluding related fees and expenses
LEXINGTON, Ky., August 9, 2023 – Valvoline Inc. (NYSE: VVV), a trusted leader in preventive automotive maintenance delivering quick and convenient service, today reported financial results for its third fiscal quarter ended June 30, 2023. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“Valvoline continues to demonstrate the resiliency of the preventive maintenance business and our algorithm for growth with sales growing 19% and adjusted EBITDA growth of 28% versus the prior year,” said Sam Mitchell, CEO.

“We also made great progress on our commitment to return a substantial amount of the net proceeds from the sale of the Global Products business to shareholders,” continued Mitchell. “We have returned $1.39 billion to shareholders this year through both the tender offer and open market repurchases, leaving $340 million on our current share repurchase authorization. We expect to execute on the remaining repurchase authorization over the next 12 months, subject to market conditions.”

Continuing Operations - Operating Results

(In millions, except store counts)	Q3 results	YoY growth
Net revenues	$376.2	19%
Operating income	$86.5	42%
Income from continuing operations	$64.5	62%
Adjusted EBITDA (a)	$110.4	28%
System-wide stores (a)	1,804	7%
Company-operated stores	854	11%
Franchised stores	950	3%
System-wide store sales (a)	$719.6	18%
	YoY growth
System-wide SSS (a)	12.5%

(a)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information and Table 7 - Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

“The summer drive season is off to a great start and demand for our quick, easy, trusted service remains high. We continue to see strong same store sales growth for both company and franchise stores, with 12.5% system-wide same store sales growth this quarter,” said Lori Flees, President, Retail Services. “This strong same store sales growth is balanced between transactions and ticket.”

“As expected, we saw EBITDA margin improvement both sequentially and over prior year,” continued Flees. “The margin improvement continues to be primarily driven by labor efficiency and SG&A leverage from the increased volume we see during the summer drive season.”

Balance Sheet and Cash Flow

•Cash, cash equivalents, and short-term investments balance of $950.8 million; total debt of $1.6 billion
•Year-to-date continuing operations cash flow from operations of $249.9 million and free cash flow of $124.0 million
•Returned $1.39 billion in cash to shareholders year-to-date via share repurchases with $340.4 million remaining on the existing authorization
•Interest income of $24.9 million earned during the quarter on invested net proceeds from the sale of Global Products

Outlook

"We continue to deliver best-in-class top-line and bottom-line growth consistent with the long-term guidance provided earlier this year,” added Mitchell.

“We are narrowing the range of our EBITDA guidance and raising our net income guidance. We are focused on creating significant value for shareholders by growing the core business, expanding the network and evolving with the car parc.”

Information regarding the Company’s updated outlook for fiscal 2023 is provided in the table below:

	Updated Outlook			Prior Outlook
Adjusted EBITDA	$375	—	$385 million	$370	—	$390 million
Adjusted net income	$185	—	$200 million	$160	—	$180 million

Valvoline’s outlook for adjusted EBITDA and adjusted net income are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2023 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2023 but would not impact non-GAAP adjusted results.

CEO Succession Plan

In a separate press release issued today, Valvoline announced that Sam Mitchell is retiring as Chief Executive Officer and a member of the Board, effective September 30, 2023. Current President of Retail Services, Lori Flees, was named incoming CEO and director. The full press release is accessible through Valvoline’s website at http://investors.valvoline.com.

Conference Call Webcast

Valvoline will host a live audio webcast of its fiscal third quarter 2023 conference call today, August 9, 2023, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.
Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as net revenues by U.S. stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: Adjusted net revenues; EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and discretionary free cash flow. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline's operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.

About Valvoline Inc.

The Quick, Easy, Trusted name in preventive vehicle maintenance, Valvoline Inc. (NYSE: VVV) leads the industry with automotive service innovations that simplify consumers’ lives. With an average consumer rating of 4.6 out of 5 stars*, Valvoline Inc. has built the model for transparency and convenience to take the worry out of vehicle care. From its 15-minute, stay-in-your-car oil changes to battery replacements and tire rotations, the Company's model offers maintenance solutions for all types of vehicles. The Company operates and franchises over 1,800 service center locations through its Valvoline Instant Oil ChangeSM and Valvoline Great Canadian Oil Change retail brands, and helps independent operators grow their businesses through its nearly 300 Valvoline Express Care locations in North America. To learn more, or to find a Valvoline Inc. service center near you, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, benefits and synergies of the sale of Global Products; future opportunities for the remaining stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM Service mark, Valvoline Inc., or its subsidiaries, registered in various countries
*Based on a survey of more than 600,000 Valvoline Instant Oil Change℠ customers annually

FOR FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Russell
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Michele Gaither Sparks
+1 (859) 230-8097
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended June 30		Nine months ended June 30

	2023	2022	2023	2022
Net revenues	$376.2	$317.4	$1,053.5	$900.7
Cost of sales	225.5	189.6	657.3	553.4
Gross profit	150.7	127.8	396.2	347.3
Selling, general and administrative expenses	65.6	59.2	194.2	182.6
Net legacy and separation-related expenses	1.6	9.9	30.8	18.9
Other income, net	(3.0)	(2.4)	(5.8)	(7.3)
Operating income	86.5	61.1	177.0	153.1
Net pension and other postretirement plan expense (income)	3.7	(9.2)	11.0	(27.7)
Net interest and other financing (income) expense	(4.6)	17.3	27.4	51.2
Income before income taxes	87.4	53.0	138.6	129.6
Income tax expense	22.9	13.2	14.2	32.6
Income from continuing operations	64.5	39.8	124.4	97.0
(Loss) income from discontinued operations	(2.9)	58.4	1,246.4	169.6
Net income	$61.6	$98.2	$1,370.8	$266.6

Net earnings per share
Basic earnings (loss) per share
Continuing operations	$0.40	$0.22	$0.74	$0.54
Discontinued operations	(0.02)	0.33	7.35	0.94
Basic earnings per share	$0.38	$0.55	$8.09	$1.48

Diluted earnings (loss) per share
Continuing operations	$0.40	$0.22	$0.73	$0.53
Discontinued operations	(0.02)	0.33	7.31	0.94
Diluted earnings per share	$0.38	$0.55	$8.04	$1.47

Weighted average common shares outstanding
Basic	161.5	178.6	169.5	179.6
Diluted	162.5	179.8	170.6	180.9

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	June 30	September 30
	2023	2022
Assets
Current assets
Cash and cash equivalents	$526.7	$23.4
Receivables, net	71.9	66.1
Inventories, net	34.1	29.4
Prepaid expenses and other current assets	30.3	38.0
Short-term investments	424.1	—
Current assets held for sale	—	1,464.2
Total current assets	1,087.1	1,621.1

Noncurrent assets
Property, plant and equipment, net	761.6	668.6
Operating lease assets	264.3	248.1
Goodwill and intangibles, net	678.0	663.1
Other noncurrent assets	194.5	215.9
Total assets	$2,985.5	$3,416.8

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$23.7	$162.5
Trade and other payables	96.4	45.0
Accrued expenses and other liabilities	285.8	172.6
Current liabilities held for sale	—	539.3
Total current liabilities	405.9	919.4

Noncurrent liabilities
Long-term debt	1,567.8	1,525.1
Employee benefit obligations	202.1	199.4
Operating lease liabilities	245.0	229.2
Other noncurrent liabilities	279.3	237.1
Total noncurrent liabilities	2,294.2	2,190.8

Stockholders' Equity	285.4	306.6

Total liabilities and stockholders' equity	$2,985.5	$3,416.8

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Nine months ended
	June 30
	2023	2022
Cash flows from operating activities
Net income	$1,370.8	$266.6
Adjustments to reconcile net income to cash flows from operating activities:
Income from discontinued operations	(1,246.4)	(169.6)
Depreciation and amortization	60.7	52.1
Deferred income taxes	(26.6)	29.6
Stock-based compensation expense	8.8	11.7
Other, net	2.1	1.6
Change in operating assets and liabilities	80.5	(65.1)
Operating cash flows from continuing operations	249.9	126.9
Operating cash flows from discontinued operations	(298.3)	64.3
Total cash (used in) provided by operating activities	(48.4)	191.2
Cash flows from investing activities
Additions to property, plant and equipment	(125.9)	(89.5)
Acquisitions of businesses, net of cash acquired	(27.8)	(42.7)
Purchases of investments	(440.4)	—
Other investing activities, net	(0.8)	8.6
Investing cash flows from continuing operations	(594.9)	(123.6)
Investing cash flows from discontinued operations	2,621.0	(20.0)
Total cash provided by (used in) investing activities	2,026.1	(143.6)
Cash flows from financing activities
Proceeds from borrowings, net of issuance costs	920.9	—
Repayments on borrowings	(915.0)	(0.6)
Repurchases of common stock	(1,395.5)	(103.5)
Cash dividends paid	(21.8)	(67.1)
Other financing activities	(16.0)	(13.6)
Financing cash flows from continuing operations	(1,427.4)	(184.8)
Financing cash flows from discontinued operations	(108.1)	6.8
Total cash used in financing activities	(1,535.5)	(178.0)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	0.6	(1.4)
Increase (decrease) in cash, cash equivalents and restricted cash	442.8	(131.8)
Cash, cash equivalents and restricted cash - beginning of period	83.9	231.4
Cash, cash equivalents and restricted cash - end of period	$526.7	$99.6

Valvoline Inc. and Consolidated Subsidiaries				Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended June 30		Nine months ended June 30

	2023	2022	2023	2022
Sales information
System-wide store sales - in millions (a)	$719.6	$610.4	$2,023.5	$1,718.3
Year-over-year growth (a)	17.9%	16.0%	17.8%	21.4%

Same-store sales growth (b)
Company-operated	12.1%	7.1%	13.0%	12.5%
Franchised (a)	12.8%	12.1%	12.3%	17.6%
System-wide (a)	12.5%	9.9%	12.6%	15.4%

	Number of stores at end of period
	Third Quarter 2023	Second Quarter 2023	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022

Company-operated	854	832	813	790	772
Franchised (a)	950	949	933	925	918

				June 30
				2023	2022
System-wide store count (a)				1,804	1,690
Year-over-year growth (a)				6.7%	7.7%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Valvoline determines SSS growth as sales by U.S. stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	Third Quarter 2023	Second Quarter 2023	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022
Beginning of period	832	813	790	772	757
Opened	12	13	17	12	5
Acquired	8	6	5	3	9
Net conversions between company-operated and franchised	2	—	2	3	1
Closed	—	—	(1)	—	—
End of period	854	832	813	790	772

	Franchised (a)
	Third Quarter 2023	Second Quarter 2023	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022
Beginning of period	949	933	925	918	904
Opened	3	16	11	10	16
Acquired	—	—	—	—	—
Net conversions between company-operated and franchised	(2)	—	(2)	(3)	(1)
Closed	—	—	(1)	—	(1)
End of period	950	949	933	925	918

Total system-wide stores (a)	1,804	1,781	1,746	1,715	1,690

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.

Valvoline Inc. and Consolidated Subsidiaries				Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended June 30		Nine months ended June 30

	2023	2022	2023	2022
Reported income from continuing operations	$64.5	$39.8	$124.4	$97.0
Adjustments:
Net pension and other postretirement plan expense (income)	3.7	(9.2)	11.0	(27.7)
Net legacy and separation-related expenses	1.6	9.9	30.8	18.9
Information technology transition costs	1.1	—	1.8	2.6
Suspended operations	(0.4)	(2.2)	(0.5)	1.5
Investment and divestiture-related costs	—	—	1.0	—
Debt extinguishment and modification costs	0.1	—	1.0	—
Total adjustments, pre-tax	6.1	(1.5)	45.1	(4.7)
Income tax (benefit) expense of adjustments	(1.5)	(0.1)	(31.8)	1.8
Total adjustments, after tax	4.6	(1.6)	13.3	(2.9)
Adjusted income from continuing operations (a) (b)	$69.1	$38.2	$137.7	$94.1

Reported diluted earnings per share from continuing operations	$0.40	$0.22	$0.73	$0.53
Adjusted diluted earnings per share from continuing operations (b) (c)	$0.43	$0.21	$0.81	$0.52

Weighted average diluted common shares outstanding	162.5	179.8	170.6	180.9

(a)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended June 30		Nine months ended June 30

	2023	2022	2023	2022
Reported net revenues	$376.2	$317.4	$1,053.5	$900.7
Adjustments:
Suspended operations	—	(1.2)	(0.2)	(11.4)
Adjusted net revenues (a) (b)	$376.2	$316.2	$1,053.3	$889.3

Income from continuing operations	$64.5	$39.8	$124.4	$97.0
Add:
Income tax expense	22.9	13.2	14.2	32.6
Net interest and other financing (income) expense	(4.6)	17.3	27.4	51.2
Depreciation and amortization	21.6	17.6	60.7	52.1
EBITDA from continuing operations (b) (c)	104.4	87.9	226.7	232.9
Key items:
Net pension and other postretirement plan expense (income)	3.7	(9.2)	11.0	(27.7)
Net legacy and separation-related expenses	1.6	9.9	30.8	18.9
Information technology transition costs	1.1	—	1.8	2.6
Suspended operations	(0.4)	(2.2)	(0.5)	1.5
Investment and divestiture-related costs	—	—	1.0	—
Key items - subtotal	6.0	(1.5)	44.1	(4.7)
Adjusted EBITDA from continuing operations (b) (c)	$110.4	$86.4	$270.8	$228.2

Net profit margin (d)	17.1%	12.5%	11.8%	10.8%
Adjusted EBITDA margin (b) (e)	29.3%	27.3%	25.7%	25.7%

(a)	Adjusted net revenues are reported net revenues adjusted for key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)
EBITDA from continuing operations is defined as income from continuing operations, plus income tax expense, net interest and other financing (income) expense, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.

(d)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(e)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Nine months ended
	June 30
	2023	2022
Total cash flows provided by operating activities from continuing operations	$249.9	$126.9
Adjustments:
Additions to property, plant and equipment from continuing operations	(125.9)	(89.5)
Free cash flow from continuing operations (b)	$124.0	$37.4

Discretionary free cash flow (c)	Nine months ended
	June 30
	2023	2022
Total cash flows provided by operating activities from continuing operations	$249.9	$126.9
Adjustments:
Maintenance additions to property, plant and equipment from continuing operations	(18.0)	(13.0)
Discretionary free cash flow from continuing operations (b)	$231.9	$113.9

(a)	Free cash flow from continuing operations is defined as operating cash flows from continuing operations less capital expenditures of the continuing operations and certain other adjustments attributable to continuing operations, as applicable.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Discretionary free cash flow from continuing operations is defined as operating cash flows from continuing operations less maintenance capital expenditures of the continuing operations and certain other adjustments attributable to continuing operations, as applicable.

Valvoline Inc. and Consolidated Subsidiaries
Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA Measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free Cash Flow and Discretionary Free Cash Flow

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

Adjusted Net Revenue and Profitability Measures

Adjusted net revenue and profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key Items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company, the former Global Products reportable segment, and associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, the separation of Valvoline’s businesses, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the below for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan expense (income): Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers that these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related expenses: Activity associated with legacy businesses and the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

Of specific note, the Company recognized $24.4 million of pre-tax expense during the nine months ended June 30, 2023 to reflect its increased estimated indemnity obligation, which also resulted in an income tax benefit of $26.5 million to reflect the release of valuation allowances in connection with the amendment of the Tax Matters Agreement with Valvoline’s former parent company.

Information technology transition costs: Consist of redundant expenses incurred from duplicative technology platforms required while implementing the Company’s stand-alone enterprise resource planning software system during fiscal 2023 and transitioning its data centers during fiscal 2022. These expenses are reflective of incremental costs directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Suspended operations: Represents the results of a former Global Products business where operations were suspended during fiscal 2022 that were not included in the sale. These results are not indicative of the operating performance of the Company’s ongoing continuing operations.

Investment and divestiture-related costs: Expense recognized to reduce the carrying value of an investment interest determined to be impaired. This cost is not considered to be reflective of the underlying performance of the Company’s ongoing continuing operations.

Debt extinguishment and modification costs: Relates to the modification of the Senior Credit Agreement and includes the accelerated amortization of previously capitalized debt issuance costs, as well as third-party fees expensed in connection with the execution of the amended Senior Credit Agreement. These expenses are not considered to be indicative of the future servicing costs of the Company’s ongoing debt facilities.